UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 3, 2005, UnumProvident Corporation (the “Company”) announced the resolution of several matters involving claim handling practices of the Company’s insurance subsidiaries. Three of the Company’s insurance subsidiaries entered into a Settlement Agreement with the California Department of Insurance (CDI) (the “Settlement Agreement”) on October 3, 2005. The Settlement Agreement resolves a number of issues resulting from a market conduct examination by the CDI covering a period ended June 30, 2003, and includes, among other matters, a reassessment process for certain claims previously denied or terminated, changes to certain disability policy provisions or company claim practices, the approval of new disability policy forms, incorporation of provisions of the multistate regulatory settlement agreements entered into among the Company’s insurance subsidiaries and the insurance regulators of 48 other states and the U.S. Department of Labor in 2004, and a fine of $8 million to be paid to the CDI. Additionally, the Company announced that its insurance subsidiaries will amend the multistate regulatory settlement agreements to provide, among other matters, notice of the claim reassessment process to certain claimants that were not entitled to notice under the original settlement agreements and the extension of time to June 30, 2006, for certain other claimants who are not entitled to notice to request reassessment of their claims (the “Amendment to the RSA”). Furthermore, the Company announced that it would proceed with a Company program to offer a claim reassessment process to certain insurers and employers for whom the Company’s subsidiaries administered claims during a defined period either as a result of agreements covering acquired or reinsured disability insurance or under arrangements with employers as self-insurers to administer their disability claims. Copies of the Settlement Agreement and Amendment to RSA are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference. A copy of the press release issued by the Company on October 3, 2005 discussing the resolution of the matters, including the Settlement Agreement and Amendment to the RSA is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this Report:

10.1.	California Settlement Agreement

10.2.	Amendment to Regulatory Settlement Agreement

99.1	Press Release of UnumProvident Corporation dated October 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date:	October 3, 2005.	By:	/s/ SUSAN N. ROTH
		Name:	Susan N. Roth
		Title:	Vice President, Corporate Secretary & Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT
10.1	California Settlement Agreement

10.2	Amendment to Regulatory Settlement Agreement

99.1	Press Release of UnumProvident Corporation dated October 3, 2005